Exhibit 99.2

(2) The amount reported includes 25,461,653 shares of Common Stock that are owned of record by Apollo Investment Fund III, L.P. (“AIF III”), 1,672,338 shares of Common Stock that are owned of record by Apollo Overseas Partners III, L.P. (“Overseas III”), 1,035,588 shares of Common Stock that are owned of record by Apollo (U.K.) Partners III, L.P. (“Apollo UK”), 31,401,337 shares of Common Stock that are owned of record by Apollo Investment Fund IV, L.P. (“AIF IV”), 1,748,663 shares of Common Stock that are owned of record by Apollo Overseas Partners IV, L.P. (“Overseas IV”) and 4,420,000 shares of Common Stock that are owned of record by Apollo/AW LLC, (“AW LLC,” and together with AIF III, Overseas III, Apollo UK, AIF IV and Overseas IV, the “Apollo Funds”). Apollo Advisors II, L.P. (“Advisors II”) is the general partner and Apollo Management, L.P. (“Management”) serves as the day-to-day manager of each of AIF III, Overseas III and Apollo UK. Apollo Advisors IV, L.P. (“Advisors IV”) is the general partner and Apollo Management IV, L.P. (“Management IV”) serves as the day-to-day manager of each of AIF IV and Overseas IV. Management IV is also the manager of AW LLC. Apollo Capital Management II, Inc. (“ACM II”) is the general partner of Advisors II. AIF III Management, Inc. (“AIFM III”) is the general partner of Management. Apollo Capital Management IV, Inc. (“ACM IV”) is the general partner of AIF IV. AIF IV Management, Inc. (“AIFM IV”) is the general partner of Management IV. The Apollo Funds, Advisors II, Management, ACM II, AIFM III, Advisors IV, Management IV, ACM IV and AIFM IV, and Messrs. Leon Black and John Hannan, the executive officers and directors of ACM II, AIFM III, ACM IV and AIFM IV, disclaim ownership of all shares in excess of their pecuniary interests, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.